Exhibit 99.1

Press Release

American Financial Group, Inc. Announces Agreement to Sell Medicare Supplement and Critical Illness Businesses

CINCINNATI--(BUSINESS WIRE)--May. 10, 2012-- American Financial Group, Inc. (NYSE/NASDAQ: AFG) announced today that it reached a definitive agreement to sell its Medicare Supplement and Critical Illness businesses (headquartered in Austin, Texas and doing business as Great American Supplemental Benefits Group) to Cigna Corporation (NYSE: CI) for approximately $295 million in cash, subject to post-closing adjustments based upon statutory capital and surplus of transferred businesses as of the closing date. AFG expects to realize an after tax gain of approximately $95-$105 million on the sale, which is expected to close late in the third quarter or early in the fourth quarter of 2012.

On a GAAP basis, these businesses contributed approximately $400 million of assets, $325 million of revenues and $34 million of pretax operating earnings to AFG’s results in 2011, and $80 million of revenues and $6 million of pretax operating earnings in the first quarter of 2012. Accordingly, AFG expects this transaction to be slightly dilutive to earnings in the short term.

S. Craig Lindner, Co-CEO of American Financial Group, Inc. stated, “Completion of this transaction allows AFG to devote capital to its core specialty property and casualty insurance and annuity businesses as well as to repurchase AFG common stock, as appropriate. At the same time, we are pleased that our Medicare Supplement and Critical Illness businesses will help to expand Cigna’s presence in the U.S. Individual and Seniors segments through a broad range of consumer focused supplemental health solutions.”

AFG’s financial adviser on the transaction was Goldman, Sachs & Co.

Following this transaction, AFG’s Austin-based operations will consist solely of its run-off long-term care business, which has a book value of approximately $170 million. Given its recent unsuccessful efforts to sell the long-term care business and the difficulty to predict future claims for this business, AFG plans to have an external actuarial study performed of its long-term care reserves. This study will supplement the Company's regular internal quarterly analysis and is expected to be completed no later than the fourth quarter of this year. As disclosed in AFG’s SEC filings, adverse changes in reserve assumptions in future periods could result in a charge to earnings.

About American Financial Group, Inc.

American Financial Group is an insurance holding company based in Cincinnati, Ohio with assets in excess of $35 billion. Through the operations of Great American Insurance Group, AFG is engaged primarily in property and casualty insurance, focusing on specialized commercial products for businesses, and in the sale of traditional fixed and indexed annuities and a variety of supplemental insurance products such as Medicare supplement. Great American Insurance Group’s roots go back to 1872 with the founding of its flagship company, Great American Insurance Company.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this press release not dealing with historical results are forward-looking and are based on estimates, assumptions and projections. Examples of such forward-looking statements include statements relating to: the Company's expectations concerning market and other conditions and their effect on future premiums, revenues, earnings and investment activities; recoverability of asset values; expected losses and the adequacy of reserves for asbestos, environmental pollution and mass tort claims; rate changes; and improved loss experience.

Actual results and/or financial condition could differ materially from those contained in or implied by such forward-looking statements for a variety of reasons including but not limited to: changes in financial, political and economic conditions, including changes in interest and inflation rates, currency fluctuations and extended economic recessions or expansions in the U.S. and abroad; performance of securities markets; AFG’s ability to estimate accurately the likelihood, magnitude and timing of any losses in connection with investments in the non-agency residential mortgage market; new legislation or declines in credit quality or credit ratings that could have a material impact on the valuation of securities in AFG’s investment portfolio; the availability of capital; regulatory actions (including changes in statutory accounting rules); changes in the legal environment affecting AFG or its customers; tax law and accounting changes; levels of natural catastrophes and severe weather, terrorist activities (including any nuclear, biological, chemical or radiological events), incidents of war or losses resulting from civil unrest and other major losses; development of insurance loss reserves and establishment of other reserves, particularly with respect to amounts associated with asbestos and environmental claims; changes in persistency of in-force policies; availability of reinsurance and ability of reinsurers to pay their obligations; the unpredictability of possible future litigation if certain settlements of current litigation do not become effective; trends in persistency, mortality and morbidity; competitive pressures, including those in the annuity bank distribution channels, the ability to obtain adequate rates and policy terms; changes in AFG's credit ratings or the financial strength ratings assigned by major ratings agencies to our operating subsidiaries; and other factors identified in our filings with the Securities and Exchange Commission.

The forward-looking statements herein are made only as of the date of this press release. The Company assumes no obligation to publicly update any forward-looking statements.

Source: American Financial Group, Inc.
American Financial Group, Inc.
Diane P. Weidner, Assistant Vice President - Investor Relations, 513-369-5713
or
Websites:
www.AFGinc.com
www.GreatAmericanInsuranceGroup.com
www.GAFRI.com